UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

US GLOBAL NANOSPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 - 23339	13-3720542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2533 North Carson Street, Suite 5107 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 841-3246

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by US Global Nanospace, Inc. (the "Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01 Other Events.

As reported on November 10, 2006, Registrant received a letter via facsimile from Kidde Fire Fighting, Inc. (“Kidde”) on November 2, 2006 alerting Registrant to the fact that there may be a dispute relating to the worldwide licensing of All-Clear™ which may result in a disruption or renegotiation of royalties, revenues and ongoing contracts.  In the letter, Kidde asserted that it had terminated its development and licensing agreement with the Registrant due to the Registrant’s dispute with TIAX, but that it was willing to negotiate a new agreement following resolution of the dispute.  On November 14, 2006, Registrant’s legal counsel responded to Kidde, notifying Kidde that its asserted termination constitutes a material breach of the development and licensing agreement by Kidde.  On November 17, 2006 Kidde’s counsel responded, denying that Kidde has breached the development and licensing agreement, and reiterating its position that the Registrant’s dispute with TIAX constitutes a breach by the Registrant of the development and licensing agreement.  In this letter, Kidde provided Registrant a 90 day period, until February 15, 2007, to cure Registrant’s alleged breach by reinstating Registrant’s license agreement with TIAX. Kidde recommended a three-party discussion among Kidde, the Registrant and TIAX.  On November 27, 2006, Registrant’s legal counsel responded to Kidde, reiterating Registrant’s position that Kidde’s asserted termination of the development and licensing agreement on November 2, 2006 constitutes a material breach by Kidde, and reminding Kidde that Kidde has 90 days from November 14, 2006 to attempt to cure its breach. Although the Registrant disagrees that the TIAX dispute constitutes a breach of the Kidde agreement, the Registrant is working with both parties to attempt to resolve the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

US GLOBAL NANOSPACE, INC.
(Registrant)

Date: December 13, 2006
/s/ Carl Gruenler
Carl Gruenler, Chief Executive Officer